SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------



                                   Form 8-K/A


                                 CURRENT REPORT

                             Pursuant to Section 13
                   of the Securities and Exchange Act of 1934


                        Date of Report: November 10, 1997
                        (Date of earliest event reported)


                                  SOFTECH, INC.
               (Exact Name of Registrant as Specified in Charter)


      Massachusetts                 0-10665                      04-2453033
(State or Other Jurisdiction      (Commission               (I.R.S. Employer
of Incorporation)                  File Number)              Identification No.)


            3260 Eagle Park Drive N.E., Grand Rapids, Michigan 49525
            (Address of Principal Executive Offices)       (Zip Code)

                                 (616) 957-2330
              (Registrant's telephone number, including area code)

Item 7 is amended in its entirety as follows:


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Item 7(a): Financial Statements of Business Acquired.

The financial statements of the business acquired which are included herein are summarized as follows:

     - The audited balance sheets of the Advanced Manufacturing Technology Group, the business acquired, as of March 31, 1997 and March 31, 1996 and the statements of operations and divisional equity and cash flows for the two years in the period ended March 31, 1997;

     - The unaudited balance sheets of the Advanced Manufacturing Technology Group as of September 30, 1997 and 1996 and the statements of operations and divisional equity and cash flows for the six month periods ended September 30, 1997 and 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of CIMLINC Incorporated:

     We have audited the accompanying balance sheets of Advanced Manufacturing Technology Group, a division of CIMLINC Incorporated, as of March 31, 1997 and 1996 and the statements of operations and divisional equity and cash flows for the years then ended. These financial statements are the responsibility of CIMLINC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Manufacturing Technology Group, a division of CIMLINC Incorporated, as of March 31, 1997 and 1996, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ ERNST & YOUNG L.L.P.


Grand Rapids, Michigan
January 16, 1998

                              CIMLINC Incorporated
                     Advanced Manufacturing Technology Group
                 Statements of Operations and Divisional Equity
                          For the years ended March 31,



(in thousands)                                             1997           1996
                                                           ----           ----

Revenue
  Software                                               $ 3,366        $ 3,542
  Service                                                  3,418          3,666
                                                         -------        -------
Total Revenue                                              6,784          7,208
                                                         -------        -------

Cost of sales
  Software                                                   211            205
  Service                                                  1,139          1,091
                                                         -------        -------
Total cost of sales                                        1,350          1,296
                                                         -------        -------

Gross margin                                               5,434          5,912

Research and development                                   1,180          1,068

Selling, general and administrative                        3,600          4,694
                                                         -------        -------

Income from operations                                       654            150

Provision for income taxes                                    39              9
                                                         -------        -------

Net income                                                   615            141

Transfers to division                                       (467)          (330)
Divisional equity (deficit),
  beginning of year                                           (4)           185
                                                         -------        -------
Divisional equity (deficit),
  end of year                                            $   144        $    (4)
                                                         =======        =======



The accompanying notes are an integral part of the financial statements.

                              CIMLINC Incorporated
                     Advanced Manufacturing Technology Group
                                 Balance Sheets
                                 As of March 31,

(in thousands)

Assets:                                                      1997         1996
                                                             ----         ----
Current assets:
Accounts receivable (less allowance of $186 and
   $167 in 1997 and 1996, respectively)                    $ 1,779      $ 1,829
Inventory                                                       42           21
Prepaid expenses and other current assets                       60           81
                                                           -------      -------

Total current assets                                         1,881        1,931
                                                           -------      -------

Equipment and leasehold improvements, at cost                1,053        1,050
Less accumulated depreciation                                 (972)        (947)
Equipment and leasehold improvements, net                       81          103
Other assets                                                     5           10
                                                           -------      -------
                                                           $ 1,967      $ 2,044
                                                           =======      =======

Liabilities and Divisional Equity (Deficit):
Current liabilities:
Accounts payable                                           $   221      $   259
Accrued compensation                                           267          330
Other accrued expenses and customer deposits                   105          131
Deferred revenue                                             1,230        1,328
                                                           -------      -------
Total current liabilities                                    1,823        2,048
                                                           -------      -------

Commitments, (Note D)

Divisional equity (deficit)                                    144           (4)
                                                           -------      -------
                                                           $ 1,967      $ 2,044
                                                           =======      =======




The accompanying notes are an integral part of the financial statements.

                              CIMLINC Incorporated
                     Advanced Manufacturing Technology Group
                            Statements of Cash Flows
                          For the years ended March 31,

(in thousands)

                                                                1997       1996
                                                                ----       ----
Cash flows from operating activities:
   Net income                                                  $ 615      $ 141
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                            25         14
         Changes in operating assets and liabilities:
            Accounts receivable                                   50        477
            Inventory                                            (21)       (14)
            Prepaid expenses and other assets                     26        (32)
            Accounts payable                                     (38)        80
            Accrued compensation                                 (63)      (129)
            Accrued expenses and customer deposits               (26)       (66)
            Deferred revenue                                     (98)       (75)
                                                               -----      -----
    Total adjustments                                           (145)       255
                                                               -----      -----
Net cash provided by operating activities                        470        396
                                                               -----      -----

Cash flows from investing activities:
   Purchase of equipment and leasehold improvements               (3)       (66)
                                                               -----      -----
Net cash used by investing activities                             (3)       (66)
                                                               -----      -----

Cash flows from financing activities:
Transfers to parent division                                    (467)      (330)
                                                               -----      -----
Net cash used by financing activities                           (467)      (330)
                                                               -----      -----

Net change in cash and cash equivalents                        $   0      $   0
                                                               =====      =====


The accompanying notes are an integral part of the financial statements.

                     ADVANCED MANUFACTURING TECHNOLOGY GROUP
                       a division OF CIMLINC INCORPORATED

     NOTES TO FINANCIAL STATEMENTS


A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DESCRIPTION OF THE BUSINESS:

     The Advanced Manufacturing Technology Group (the "Division" or "AMT") is a division of CIMLINC Incorporated ("CIMLINC"). AMT is a group that targets its application software products to the mold and die industry. AMT has been operated as a separate profit center of CIMLINC since 1992. AMT's software products have been primarily targeted to the tier two automotive component suppliers in the U.S. marketplace that create molds and dies from electronic models. AMT's software technology enhances the efficiency of the mold building process by reducing project development time and costs and increasing the quality of molds and dies.

     BASIS OF PRESENTATION:

     These financial statements present the Division's results of operations and its financial position as it operated as a Division of CIMLINC. The financial statements for the fiscal years ended March 31, 1997 and 1996 include an allocation of certain corporate expenses associated with CIMLINC's financing of its working capital needs and certain corporate personnel as discussed in Note G. As a result, the financial statements presented may not be indicative of the results that would have been achieved had the Division operated as a non-affiliated, independent entity.

     INDUSTRY SEGMENT AND SIGNIFICANT CUSTOMER:

     The Division operates in one industry segment and is engaged in the development, sale and post sale support of off-the-shelf software for computer applications. No single customer accounted for more than 10% of the Division's revenue.

     CASH:

     CIMLINC has funded all of the Division's operations to date through its corporate cash balances. Accordingly, no current cash balances are presented in the accompanying financial statements.

     INVENTORY:

     Inventory consists of equipment purchased for resale and is stated at the lower of cost (first-in, first-out method) or market.

     EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

     Property and equipment are stated at cost. The Company provides for depreciation and amortization on a straight-line basis over the estimated useful lives of one to seven years.

     Maintenance and repairs are charged to expense as incurred; betterments are capitalized. At the time fixed assets are retired, sold, or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts. Any resulting gain or loss on disposal is credited or charged to income.

     INCOME TAXES:

     All of the Division's operations are included in the CIMLINC federal consolidated income tax return. The income taxes for the Division reported in the accompanying financial statements have been determined on a stand alone or separate return basis following Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109 deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     REVENUE RECOGNITION:

     Revenue from software license fees with standard acceptance periods is recognized upon shipment of the software if there are no significant post delivery obligations and collectibility is reasonably assured. The costs expected to be incurred to satisfy insignificant contractual obligations are accrued at the time of revenue recognition. When significant post delivery obligations exist, revenue recognition is deferred until such obligations are satisfied.

     Revenue from software maintenance agreements and service contracts are deferred and amortized into income over the maintenance support period. Other service revenue is recognized when the services are performed and the revenue is earned.

     SOFTWARE DEVELOPMENT COSTS:

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," certain software development costs are capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including but not limited to anticipated future gross revenues, estimated economic life and changes in software and hardware technology. In fiscal 1997 and 1996, no software development costs have been capitalized as development costs incurred subsequent to technological feasibility were not material.

     MANAGEMENT'S USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

     NET INCOME PER COMMON SHARE:

     Net income per share has not been presented since AMT operated as a Division of CIMLINC during the periods presented in the accompanying financial statements.

B.   INCOME TAXES:

     The provision for income taxes includes the following:

             For the years ended March 31, (in thousands)    1997          1996
                                                             ----          ----
Current:
     Federal                                                 $--           $--
     State and local                                          39             9
                                                             ---           ---
                                                              39             9
Deferred                                                      --            --
                                                             $39           $ 9
                                                             ===           ===

     The Company's effective tax rates were 6% in 1997 and 1996. Reconciliations of the federal statutory rates to the effective rates were as follows:

For the years ended March 31,                                1997          1996
                                                             ----          ----
Statutory rate                                                 34%           34%
State and local taxes                                           6             6
Utilization of net operating
 loss and credit carryforwards                                (34)          (34)
                                                           ------        ------

Effective tax rates                                             6%            6%
                                                           ======        ======

 Deferred tax assets were comprised of the following at March 31:

                            (in thousands)                   1997          1996
                                                             ----          ----
Deferred tax assets:
     Net operating loss and credit carryforwards           $3,772        $3,570
     Accounts receivable and inventory
      valuation allowances                                     69            62
     Expenses not deductible within period                     55            51
                                                           ------        ------
     Total deferred tax assets                              3,896         3,683
     Valuation allowance                                   (3,896)       (3,683)
                                                           ------        ------
     Net deferred tax asset                                $  -0-        $  -0-
                                                           ======        ======


     Due to the uncertainty surrounding the realization of certain favorable tax attributes in future tax returns, the Division has established a valuation reserve against a portion of the otherwise recognizable deferred tax assets, decreasing them to equal the deferred tax liabilities.

     Net operating loss and tax credits edxpire at various dates through 2012.

D.   COMMITMENTS:

     The Company leases its facilities and certain equipment under operating leases through 2001. Rental expense for fiscal years 1997 and 1996 was approximately $577,000 and $532,000, respectively.

     At March 31, 1997, minimum annual rental commitments under non-cancelable operating leases were as follows:

               Fiscal Year

               1998                $ 313
               1999                   95
               2000                   32
               2001                   19

E.   STOCK OPTIONS:

     Members of AMT management participate in CIMLINC stock option plans. Stock options are accounted for under APB 25 and, accordingly, no compensation cost has been recognized related to stock options in the financial statements. Had compensation cost been determined based on the fair value of the stock options at the grant date under Statement 123, the effect on reported net income would not have been material.

F.   GEOGRAPHIC INFORMATION:

     Information regarding geographic areas is as follows:

                                          United
                                          States      England    Germany   Total
                                          ------      -------    -------   -----

Year ended March 31, 1997:
     Sales to unaffiliated customers       $5,516     $1,059    $  209    $6,784
     Income from operations                   173        394        57       654
     Identifiable assets                    1,585        288        94     1,967


Year ended March 31, 1996:
     Sales to unaffiliated customers        5,446      1,468       294     7,208
     Income (loss) from operations           (356)       424        82       150
     Identifiable assets                    1,551        374       119     2,044


G.   ALLOCATIONS FROM CIMLINC INCORPORATED:

     Since the Division's inception, administrative support services have been provided by CIMLINC (parent company of division). For these services, the Division was charged $786,000 and $1,369,000 for the years ended March 31, 1997 and 1996, respectively. These charges represent a proportionate allocation of CIMLINC's consolidated corporate overhead costs using formulas which management believes are reasonable based upon the Division's use of such services. All other costs incurred during fiscal 1997 and 1996, including payroll costs, are directly attributable to the Division and have been paid by CIMLINC for the Division.


H.   SUBSEQUENT EVENT:

     On November 10, 1997, CIMLINC completed the sale of certain assets and the assignment of certain liabilities of AMT to SofTech, Inc.

     SofTech acquired substantially all of the assets of AMT except for accounts receivable with a net value of approximately $2.0 million as of the transaction date. In the acquisition, SofTech acquired assets with a net book value of approximately $338,000 (unaudited) and a defined list of liabilities with a net book value of approximately $2,325,000 (unaudited). The assets acquired included office furniture, computer equipment and off-the-shelf software currently marketed and supported by AMT known as PROSPECTOR(TM), EXPERTCAD(TM), EXPERTCAM(TM), TOOLDESIGNER(TM) and TOOLMAKER(TM).

     The purchase price for the acquired assets was $1,750,000 in cash, 200,000 shares of SofTech stock and the assumption of the above referenced liabilities. SofTech provided CIMLINC with a guarantee that the shares received in the transaction would have a value of at least $1.0 million within two years or an additional payment would be due for the difference. The guarantee is cancelled if, during the two year period, the shares are sold or if the aggregate value of the shares equals or exceeds $1.4 million for a specified period. The additional payment, if due, can be made in cash or shares or any combination thereof at the discretion of SofTech; provided, however, that in no event will the total shares issued to complete this transaction exceed 19.9% of shares outstanding before the transaction. If the additional payment is to be made in shares the average closing price for the last thirty (30) trading days of the two year period shall be used to derive the per share value.

     In addition, Softech will issue 157,143 shares of stock to a group of AMT employees to satisfy certain amounts due to those individuals upon the sale of AMT by CIMLINC. CIMLINC had entered into these arrangements with the key AMT employees in order to ensure their cooperation and continued employment in the event of a sale. SofTech has guaranteed the recipients of 65,714 of those 157,143 shares that the value of the shares will be at least $3.50 in two years or an additional payment will be made in cash for the difference.

     SofTech will also issue 357,981 shares of stock for the benefit of certain AMT employees. These individuals received a stock award that vests 50% at the first anniversary and 50% at the second anniversary of the transaction. In exchange for the share award these individuals agreed to take a salary reduction of either 10% or 20% from their current compensation plans. All of such salary reductions can be recovered by those individuals in the event that the revenue generated from the AMT business exceeds certain forecasted targets. If any of the recipients terminate their employment prior to vesting, their non-vested shares are forfeited and allocated to the recipients on a pro rata basis. If the employment of any of these individuals is terminated by the Company for any reason, other than fraud or illegal activity, during the two year vesting period the individuals are allowed to continue to purchase the non-vested shares. At the one-year anniversary any participant can elect to withdraw from the program but will only receive 40% of the stock awarded to them.

                              CIMLINC Incorporated
                     Advanced Manufacturing Technology Group
           Statements of Operations and Divisional Equity (Unaudited)
                     For the six months ended September 30,


    (in thousands)                                            1997         1996

Revenue
   Software                                                  $ 1,768    $ 1,599
   Service                                                     1,641      1,739
                                                             -------    -------
Total Revenue                                                  3,409      3,338
                                                             -------    -------

Cost of sales
   Software                                                      164         60
   Service                                                       540        623
                                                             -------    -------
Total cost of sales                                              704        683
                                                             -------    -------

Gross margin                                                   2,705      2,655

Research and development                                         543        609

Selling, general and administrative                            2,061      1,689
                                                             -------    -------

Income from operations                                           101        357

Provision for income taxes                                         6         21
                                                             -------    -------

Net income                                                        95        336

Investments by (transfers to) parent company division          1,005       (256)
Divisional equity (deficit), beginning of year                  (514)        (4)
                                                             -------    -------
Divisional equity, end of year                               $   586    $    76
                                                             =======    =======


See accompanying notes to the financial statements.

                              CIMLINC Incorporated
               Advanced Manufacturing Technology Group (Unaudited)
                           Balance Sheets (Unaudited)
                               As of September 30,

     (in thousands)

Assets:                                                      1997          1996
                                                             ----          ----
Current assets:
Accounts receivable (less allowance of $445 and
   $191 in 1997 and 1996, respectively)                    $ 2,142      $ 1,421
Inventory                                                       70           24
Prepaid expenses and other current assets                      185          106
                                                           -------      -------

Total current assets                                         2,397        1,551
                                                           -------      -------

Equipment and leasehold improvements, at cost                1,077        1,067
Less accumulated depreciation                               (1,013)        (976)
                                                           -------      -------
Equipment and leasehold improvements, net                       64           91

Other assets                                                     9            3
                                                           -------      -------
                                                           $ 2,470      $ 1,645
                                                           =======      =======

Liabilities and Divisional Equity:
Current liabilities:
Accounts payable                                           $   318      $   251
Accrued compensation                                           330          239
Other accrued expenses and customer deposits                   152          113
Deferred revenue                                             1,084          966
                                                           -------      -------
Total current liabilities                                    1,884        1,569
                                                           -------      -------

Commitments (Note D)

Divisional equity                                              586           76
                                                           -------      -------
                                                           $ 2,470      $ 1,645
                                                           =======      =======


See accompanying notes to the financial statements.

                              CIMLINC Incorporated
                     Advanced Manufacturing Technology Group
                      Statements of Cash Flows (Unaudited)
                     For the six months ended September 30,

(in thousands)

                                                              1997         1996
                                                              ----         ----
Cash flows from operating activities:
   Net income                                               $    95     $   336
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                           18          29
         Changes in operating assets and liabilities:
            Accounts receivable                                (356)        408
            Inventory                                           (45)         (3)
            Prepaid expenses and other assets                  (139)        (18)
            Accounts payable                                    (93)         (8)
            Accrued compensation                                (70)        (91)
            Accrued expenses and customer deposits             (208)        (18)
            Deferred revenue                                   (205)       (362)
                                                            -------     -------
    Total adjustments                                        (1,098)        (63)
                                                            -------     -------
Net cash provided by (used in) operating activities          (1,003)        273
                                                            -------     -------

Cash flows from investing activities:
   Purchase of equipment and leasehold improvements              (2)        (17)
                                                            -------     -------
Net cash used by investing activities                            (2)        (17)
                                                            -------     -------

Cash flows from financing activities:
Transfers from (to) parent company division                   1,005        (256)
                                                            -------     -------
Net cash provoded by (used in) financing activities           1,005        (256)
                                                            -------     -------

Net change in cash and cash equivalents                     $     0     $     0
                                                            =======     =======


See accompanying notes to the financial statements.

                     ADVANCED MANUFACTURING TECHNOLOGY GROUP
                       a division OF CIMLINC INCORPORATED

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)



(A) The financial statements have been prepared from the accounts of the Advanced Manufacturing Technology Group, a division of CIMLINC Incorporated and its wholly owned subsidiaries (the "Division") without audit; however, in the opinion of management, the information presented reflects all adjustments which are of a normal recurring nature and elimination of intercompany transactions which are necessary to present fairly the Division's financial position and results of operations.

(B) On November 10, 1997, CIMLINC completed the sale of certain assets and the assignment of certain liabilities of AMT to SofTech, Inc., a public company that SofTech acquired substantially all of the assets of AMT except for accounts receivable with a net value of approximately $2.0 million as of the transaction date. In the acquisition, SofTech acquired assets with a net book value of approximately $338,000 (unaudited) and a defined list of liabilities with a net book value of approximately $2,325,000 (unaudited). The assets acquired included office furniture, computer equipment and off-the-shelf software currently marketed and supported by AMT known as PROSPECTOR(TM), EXPERTCAD(TM), EXPERTCAM(TM), TOOLDESIGNER(TM) and TOOLMAKER(TM).

     The purchase price for the acquired assets was $1,750,000 in cash, 200,000 shares of SofTech stock and the assumption of the above referenced liabilities. SofTech provided CIMLINC with a guarantee that the shares received in the transaction would have a value of at least $1.0 million within two years or an additional payment would be due for the difference. The guarantee is cancelled if, during the two year period, the shares are sold or if the aggregate value of the shares equals or exceeds $1.4 million for a specified period. The additional payment, if due, can be made in cash or shares or any combination thereof at the discretion of SofTech; provided, however, that in no event will the total shares issued to complete this transaction exceed 19.9% of shares outstanding before the transaction. If the additional payment is to be made in shares the average closing price for the last thirty (30) trading days of the two year period shall be used to derive the per share value.

Item 7(b.) Pro Forma Financial Information.

                       INTRODUCTION TO PRO FORMA COMBINED
                   CONDENSED FINANCIAL INFORMATION (Unaudited)

     The Pro Forma Combined Condensed Statements of Income for the year ended May 31, 1997 and for the six months ended November 30, 1997 present the combined results of the continuing operations of SofTech, Inc. ("the "Company") and the Advanced Manufacturing Technology Group ("AMT"). AMT's operations are combined using its fiscal year ended March 31, 1997 and the six months ended September 30, 1997. A pro forma combined balance sheet is not presented herein since the consolidated condensed balance sheet of the Company as of November 30, 1997, which has previously been filed in the Company's Form 10-Q for the period then ended, includes the assets and liabilities of AMT.

     The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisitions had been consummated on the dates indicated. The pro forma information does not purport to be indicative of results of operations or financial positions which may result in the future.

     The pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management. Certain of these assumptions are set forth under the Notes to Pro Forma Combined Condensed Financial Statements.

     The pro forma financial information should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1997 Annual Report on Form 10-K.

                         SOFTECH, INC. AND SUBSIDIARIES
                  PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                         FOR THE YEAR ENDED MAY 31, 1997


For the twelve month period ended :
(in thousands, except per share data)
                                                                     SofTech             AMT                              Pro Forma
                                                                  May 31, 1997      March 31, 1997       Pro Forma        Combined
                                                                   (Historical -    (Historical -       Adjustments       Condensed
                                                                     audited)          audited)         (Unaudited)      (Unaudited)
                                                                  --------------    --------------      -----------      -----------
Revenue
   Product                                                          $  9,329           $  3,366                             $ 12,695
   Service                                                             5,375              3,418                                8,793
                                                                    --------           --------                             --------
Total Revenue                                                         14,704              6,784                               21,488

Cost of sales
   Product                                                             6,133                211               625  A           6,969
   Service                                                             3,761              1,139              --                4,900
                                                                    --------           --------          ---------          --------
Total cost of sales                                                    9,894              1,350               625             11,869
                                                                    --------           --------          ---------          --------

Gross margin                                                           4,810              5,434              (625)             9,619

Research and development                                                --                1,180                                1,180

Selling, general and administrative                                    4,657              3,600               100  B           8,357
                                                                    --------           --------          ---------          --------

Income from operations                                                   153                654              (725)                82

Interest expense                                                        --                 --                225C                225

Gain on available-for-sale securities                                  2,126               --                --                2,126
                                                                    --------           --------          ---------          --------

Income from operations before income taxes                             2,279                654              (950)             1,983

Provision for income taxes                                                (3)                39               (29)  D              7
                                                                    --------           --------          --------           --------

Net income                                                          $  2,282           $    615          $   (921)          $  1,976
                                                                    ========           ========          ========           ========

Net income per share                                                $   0.50                                                $   0.38
                                                                    ========                                                ========
Weighted average shares outstanding                                    4,530                                  715  E           5,245

                         SOFTECH, INC. AND SUBSIDIARIES
                  PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                   FOR THE SIX MONTHS ENDED NOVEMBER 30, 1997

For the six month period ended :
(in thousands, except per share data)

                                                     SofTech                        AMT                Pro Forma           Pro Forma
                                                November 30, 1997            September 30, 1997       Adjustments           Combined
                                             (Historical - unaudited)     (Historical - unaudited)    (Unaudited)          Condensed
                                             ------------------------     ------------------------    -----------          ---------
Revenue
   Product                                          $  3,114                    $  1,768                                   $  4,882
   Service                                             5,980                       1,641                                      7,621
                                                    --------                    --------                                   --------
Total Revenue                                          9,094                       3,409                                     12,503

Cost of sales
   Product                                             1,785                         164                    312  A            2,261
   Service                                             3,447                          40                   --                 3,487
                                                    --------                    --------               --------            --------
Total cost of sales                                    5,232                         204                    312               5,748

Gross margin                                           3,862                       3,205                   (312)              6,755

Research and development                                --                           543                                        543

Selling, general and administrative                    3,314                       2,561                     50  B            5,925
                                                    --------                    --------               --------            --------

Income from operations                                   548                         101                   (362)                287

Interest expense                                        --                          --                      112  C              112

Gain on available-for-sale securities                    253                        --                     --                   253
                                                    --------                    --------               --------            --------

Income from operations before income taxes               801                         101                   (474)                428

Provision for income taxes                               100                           6                   (190)  D             (84)
                                                    --------                    --------               --------            --------

Net income                                          $    701                    $     95               $   (284)           $    512
                                                    ========                    ========               ========            ========

Net income per share                                $   0.13                                                               $   0.08
                                                    ========                                                               ========
Weighted average shares outstanding                    5,533                                                715  E            6,248

                         SOFTECH, INC. AND SUBSIDIARIES
                      NOTES TO PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (Unaudited)

     The Pro Forma Combined Condensed Statement of Income for the year ended May 31, 1997, and the Pro Forma Combined Condensed Balance Sheet as of May 31, 1997 are derived from the historical audited financial statements of the Company included in the 1997 Annual Report on Form 10-K and the historical audited financial statements of AMT for the fiscal year ended March 31, 1997, contained herein. The pro forma financial information includes adjustments to reflect the purchase of AMT by SofTech on November 10, 1997 including the consideration paid and the resulting goodwill.

     The Pro Forma Combined Condensed Financial Statements should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1997 Annual Report on Form 10-K. The Pro Forma Combined Condensed Financial Statements do not purport to be indicative of financial position or results of operations if the acquisitions had been consummated on the dates indicated or which may be obtained in the future.

     Notes to pro forma financial statements:

A) To record the amortization of purchased software over their estimated useful life of four (4) years for the CAD software and eight (8) years for the Prospector software. Amortization recorded on a straight line basis.

B) To record the depreciation of the fixed assets purchased over their estimated useful life of two (2) years.

C) To record the estimated cost of borrowing approximately $2.5 million on average during the first year to finance the acquisition and provide working capital to AMT.

D) To record the estimated income tax effects of the pro forma adjustments referred to in Notes A through C above, assuming a 40% tax rate, but only to the extent that tax expense was incurred during the year.

E) To reflect the increase in the number of shares outstanding resulting from the acquisition of AMT.

Item 7 (c) Exhibits.

2.1 The Asset Purchase Agreement, dated November 10, 1997, by and among SofTech, Inc., Information Decisions, Inc., CIMLINC INCORPORATED, CIMLINC Ltd, and CIMLINC Gmbh was previously provided with original current report on Form 8-K, filed November 25, 1997. Schedules to the Agreement, listed on ______ of the Table of Contents of the Agreement, were not filed, but will be provided to the Commission supplementally upon request.


23.1 Consent of Ernst & Young L.L.P.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SofTech, Inc.
Date: January 26, 1998

                              /s/ Joseph P. Mullaney
                              By: Joseph P. Mullaney

                              Its: Vice President and Chief Financial Officer

EXHIBIT INDEX


     Exhibit
     Number         Description


     23.1           Consent of  Ernst & Young LLP